Exhibit 99

Silicon Labs Announces Fourth Quarter and Full Year 2020 Results

-- Record Fourth Quarter Revenue Sets the Stage for an Even Stronger 2021 --

AUSTIN, Texas – February 3, 2021 – Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its fourth quarter ended January 2, 2021. Revenue exceeded the top end of the guidance range at $242.9 million, up from $221.3 million in the third quarter. Revenue for the full year was $886.7 million, up from $837.6 million in 2019. Fourth quarter GAAP and non-GAAP diluted earnings per share (EPS) were $0.20 and $0.84, respectively. Full year GAAP and non-GAAP diluted EPS were $0.28 and $3.01, respectively.

“Fourth quarter revenue set a record at $242.9 million resulting in 10% sequential growth and full year revenue grew 6% over 2019,” said Tyson Tuttle, CEO of Silicon Labs. “Our IoT products led the way with a second consecutive quarter of record revenue. We exited the year with momentum, and we are looking forward to an even stronger 2021.”

Fourth Quarter Financial Highlights

•	IoT revenue increased to $147.4 million, up 11% sequentially and 15% year-on-year.

•	Infrastructure and Automotive revenue increased to $95.5 million, up 8% sequentially and 4% year-on-year.

On a GAAP basis:

•	GAAP gross margin was 58.4%.

•	GAAP R&D expenses were $74 million.

•	GAAP SG&A expenses were $50 million.

•	GAAP operating income as a percentage of revenue was 7.3%.

•	GAAP diluted earnings per share was $0.20.

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, restructuring charges, non-cash interest expense and other costs associated with convertible notes, and certain other items as set forth in the reconciliation tables below:

•	Non-GAAP gross margin was 58.6%.

•	Non-GAAP R&D expenses were $58 million.

•	Non-GAAP SG&A expenses were $39 million.

•	Non-GAAP operating income as a percentage of revenue was 18.7%.

•	Non-GAAP diluted earnings per share were $0.84.

Product Results

•	Announced Z-Wave Long Range (LR) support for existing Z-Wave 700 Series products. Z-Wave LR is a new specification by the Z-Wave Alliance, offering point-to-point wireless connectivity up to several miles away with scalability to support thousands of nodes from a single smart home network. Z-Wave LR eliminates the need for mesh repeaters, saving time and money for developers and end customers.

•	Announced a portfolio expansion of pre-certified wireless modules specifically designed to address modern needs of IoT application development. The portfolio consists of the only modules in the industry with full stack support for multiprotocol solutions to enable commercial and consumer IoT applications, with flexible package options and highly integrated device security. Silicon Labs’ new modules include xGM210PB, BGM220, MGM220, and BGX220 Xpress. The xGM210PB includes Secure Vault technology and PSA level 2 certification.

Business Highlights

•	Announced a collaboration with Orvibo, a leading provider of artificial intelligence-driven smart home products, systems, and solutions, to develop a new line of smart home devices using Silicon Labs’ Wireless Gecko Series 2 SoCs. Orvibo’s latest MixPad smart panels leverage Silicon Labs’ SoCs to reliably connect smart home control panels and switches to many applications including automated lighting, curtain, HVAC systems, and wireless home security devices.

•	Extended ClockBuilder Pro to support configuration and control of our IEEE 1588 modules, helping customers accelerate time to market and simplify design. Our IEEE 1588 modules are used in communications, smart grid, financial trading systems and industrial applications that need a consistent, reliable time reference between devices operating over Ethernet networks.

•	Announced a new high reliability isolation partnership with Teledyne Technologies, a leading provider of high-performance, high-reliability semiconductors for the aerospace and defense markets. Under the new agreement, Teledyne will market custom high reliability solutions based on Silicon Labs' Si827x isolated gate driver family. These solutions are optimized for space, aerospace, military, energy and other markets requiring advanced technology and high reliability.

•	Awarded Gold in 2020 LEAP Awards for Secure Vault. Silicon Labs products with Secure Vault were the first SoC and module with a radio to earn PSA Level 2 security certification.

Business Outlook

The company expects first quarter revenue to be in the range of $237 to $247 million, with both IoT and Infrastructure & Automotive approximately flat to fourth quarter, and estimates the following:

On a GAAP basis:

•	GAAP gross margin at approximately 58.1%.

•	GAAP operating expenses at approximately $126 million.

•	GAAP effective tax rate of 0.0%.

•	GAAP diluted earnings per share between $0.05 and $0.15.

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, acquisition related charges, restructuring charges, non-cash interest expense and other costs associated with convertible notes, and certain other items as set forth in the reconciliation tables below:

•	Non-GAAP gross margin at approximately 58.2%.

•	Non-GAAP operating expenses at approximately $100 million.

•	Non-GAAP effective tax rate at 13.0%.

•	Non-GAAP diluted earnings per share between $0.70 and $0.80.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs' website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (877) 344-7529 (US) or (412) 317-0088 (International) and entering access code 10145993. The replay will be available through March 3, 2021.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the impact of COVID-19 on the U.S. and global economy, including the restrictions on travel and transportation and other actions taken by governmental authorities and disruptions to the business of our customers or our global supply chain that have occurred or may occur in the future, the ongoing impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs; risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: George Lane, +1 (512) 712-0019, George.Lane@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Revenues	$242,917	$219,438	$886,677	$837,554
Cost of revenues	100,942	86,167	359,151	327,270
Gross profit	141,975	133,271	527,526	510,284
Operating expenses:
Research and development	73,857	69,176	287,887	257,150
Selling, general and administrative	50,456	50,866	201,339	196,437
Operating expenses	124,313	120,042	489,226	453,587
Operating income	17,662	13,229	38,300	56,697
Other income (expense):
Interest income and other, net	2,581	3,494	11,143	13,185
Interest expense	(8,219)	(5,105)	(34,142)	(20,233)
Income before income taxes	12,024	11,618	15,301	49,649
Provision for income taxes	3,076	1,903	2,770	30,384
Net income	$8,948	$9,715	$12,531	$19,265

Earnings per share:
Basic	$0.20	$0.22	$0.29	$0.44
Diluted	$0.20	$0.22	$0.28	$0.43

Weighted-average common shares outstanding:
Basic	43,895	43,450	43,775	43,346
Diluted	44,729	44,801	44,372	44,290

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended January 2, 2021
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$242,917

Gross profit	141,975	58.4%	$375	$--	$142,350	58.6%

Research and development	73,857	30.4%	7,386	8,654	57,817	23.8%

Selling, general and administrative	50,456	20.7%	8,000	3,338	39,118	16.1%

Operating income	17,662	7.3%	15,761	11,992	45,415	18.7%

	Three Months Ended January 2, 2021
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Investment Fair Value Adjustments*	Interest Expense Adjustments*	Income Tax Adjustments	Non- GAAP Measure
Net income	$8,948	$15,761	$11,992	$(1,438)	$6,039	$(3,685)	$37,617

Diluted shares outstanding	44,729						44,729

Diluted earnings per share	$0.20						$0.84

* Represents pre-tax amounts

	Year Ended January 2, 2021
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Restructuring Charges*	Investment Fair Value Adjustments*	Interest Expense Adjustments*	Income Tax Adjustments	Non- GAAP Measure
Net income	$12,531	$60,091	$44,733	$6,061	$4,269	$(1,438)	$24,350	$(17,074)	$133,523

Diluted shares outstanding	44,372								44,372

Diluted earnings per share	$0.28								$3.01

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending April 3, 2021
Business Outlook	GAAP Measure	Non-GAAP Adjustments*	Non-GAAP Measure
Gross margin	58.1%	0.1%	58.2%

Operating expenses	$126	$26	$100

Effective tax rate	0.0%	13.0%	13.0%

Diluted earnings per share - low	$0.05	$0.65	$0.70

Diluted earnings per share - high	$0.15	$0.65	$0.80

* Non-GAAP adjustments include the following estimates: stock compensation expense of $13.9 million, intangible asset amortization of $11.7 million, interest expense adjustments of $9.4 million, and the associated tax impact from the aforementioned items.

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	January 2, 2021	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$202,720	$227,146
Short-term investments	521,963	498,825
Accounts receivable, net	95,169	75,639
Inventories	66,662	73,057
Prepaid expenses and other current assets	89,307	69,192
Total current assets	975,821	943,859
Property and equipment, net	139,439	135,939
Goodwill	631,932	398,402
Other intangible assets, net	166,084	134,279
Other assets, net	80,211	62,374
Total assets	$1,993,487	$1,674,853

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$54,949	$38,899
Current portion of convertible debt, net	134,480	--
Deferred revenue and returns liability	12,986	19,251
Other current liabilities	82,083	79,551
Total current liabilities	284,498	137,701
Convertible debt, net	428,945	368,257
Other non-current liabilities	80,203	53,844
Total liabilities	793,646	559,802
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	--	--
Common stock – $0.0001 par value; 250,000 shares authorized; 43,925 and 43,496 shares issued and outstanding at January 2, 2021 and December 28, 2019, respectively	4	4
Additional paid-in capital	204,359	133,793
Retained earnings	993,664	980,608
Accumulated other comprehensive income	1,814	646
Total stockholders' equity	1,199,841	1,115,051
Total liabilities and stockholders' equity	$1,993,487	$1,674,853

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	January 2, 2021	December 28, 2019
Operating Activities
Net income	$12,531	$19,265
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	17,780	16,883
Amortization of other intangible assets and other assets	44,733	39,584
Amortization of debt discount and debt issuance costs	21,433	13,485
Loss on extinguishment of convertible debt	4,060	--
Stock-based compensation expense	60,091	54,799
Deferred income taxes	(6,533)	23,048
Changes in operating assets and liabilities:
Accounts receivable	(17,612)	(2,401)
Inventories	10,748	2,171
Prepaid expenses and other assets	(51,839)	8,965
Accounts payable	15,263	7,830
Other current liabilities and income taxes	3,257	(6,826)
Deferred revenue and returns liability	(6,694)	(3,243)
Other non-current liabilities	28,500	(7,038)
Net cash provided by operating activities	135,718	166,522

Investing Activities
Purchases of available-for-sale investments	(519,567)	(424,524)
Sales and maturities of available-for-sale investments	497,357	344,937
Purchases of property and equipment	(20,422)	(16,279)
Purchases of other assets	(1,570)	(8,396)
Acquisitions of businesses, net of cash acquired	(316,809)	(2,510)
Net cash used in investing activities	(361,011)	(106,772)

Financing Activities
Proceeds from issuance of debt	845,000	--
Payments on debt	(624,737)	(1,132)
Repurchases of common stock	(16,287)	(26,716)
Payment of taxes withheld for vested stock awards	(18,124)	(16,295)
Proceeds from the issuance of common stock	15,015	14,496
Net cash provided by (used in) financing activities	200,867	(29,647)

Increase (decrease) in cash and cash equivalents	(24,426)	30,103
Cash and cash equivalents at beginning of period	227,146	197,043
Cash and cash equivalents at end of period	$202,720	$227,146